Exhibit No. 23
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated June 1, 2004, accompanying the financial statements of National Penn Bancshares, Inc. Capital Accumulation Plan on Form 11-K for the year ended December 31, 2003. We hereby consent to the incorporation of said report in the Registration Statement of National Penn Bancshares, Inc. on Form S-8 (File No. 333-75730, effective January 7, 2002).


/s/ GRANT THORNTON LLP


Philadelphia, Pennsylvania

June 1, 2004